Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

Tender of All Outstanding 9% Senior Subordinated Notes due 2013

($180,000,000 Principal Amount)

in exchange for

9% Senior Subordinated Notes due 2013

($180,000,000 Principal Amount)

Which have been Registered under the Securities Act 1933, as Amended of

CARROLS CORPORATION

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer (the “Exchange Offer”) of Carrols Corporation, a Delaware corporation (the “Company”), made pursuant to the Prospectus, dated                     , 2005 (the “Prospectus”) for registered holders of the Company’s outstanding 9% Senior Subordinated Notes due 2013 (the “Outstanding Notes”), who wish to tender their Outstanding Notes in exchange for a like principal amount of the Company’s 9% Senior Subordinated Notes due 2013 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery), mail or hand delivery to the Exchange Agent” as set forth below. See “Exchange Offer—Procedures for Tendering” in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2005 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent is:

The Bank of New York

By Registered or Certified Mail or By Hand or Overnight Delivery:	By Facsimile (for Eligible Institution Only): (212) 298-1915	Confirm by Telephone: (212) 815-5920
The Bank of New York
Reorganization Unit
101 Barclay Street—7E
New York, NY 10286
Attention: Carolle Montreuil	Attention: Carolle Montreuil

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in the “Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Outstanding Notes Tendered: *

$

*	Must be in denominations of principal amount of $1,000, and any integral multiple thereof.

Certificate Nos. (if available):

Total Principal Amount Represented by Certificate(s):

$

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Holder(s)	Date
or Authorized Signatory

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone Number:

This form must be signed by the Holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Account Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program, hereby guarantees to deliver to the Exchange Agent at the address set forth above, either the Outstanding Notes tendered hereby in proper from for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or agent’s message in lieu thereof), with any required signature guaranteed and any other required documents within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone Number:

Authorized Signature:

Name:

(please print or type)

Title:

Date:

NOTE:	Do not send certificates of Outstanding Notes with this form. Certificates of Outstanding Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.